UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 23, 2012

SPARTAN MOTORS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Certain Officers

On May 23, 2012, Spartan Motors, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders, at which the shareholders approved the Spartan Motors, Inc. Stock Incentive Plan of 2012 (the “2012 Plan”).  The full text of the 2012 Plan is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2012, and is hereby incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 23, 2012, Spartan Motors, Inc. (the "Company") held its 2012 Annual Meeting of Shareholders, at which meeting 30,920,707 of the 33,873,092 shares outstanding and entitled to vote as of the March 26, 2012 record date were present and voted in person or by proxy.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies.  The proposals are described in detail in the Company's Proxy Statement dated as of, and filed with the Securities and Exchange Commission (“SEC”) on, April 20, 2012, and, with respect to proposal 3, in the Company’s Supplement to the Proxy Statement filed with the SEC on May 15, 2012 and Current Report on Form 8-K filed with the SEC on May 15, 2012.  Each of proposals 1, 2, 3 and 4 were approved by the Company’s shareholders.  The voting results are as follows:

Proposal 1, Election to the Company’s Board of Directors for three year terms expiring at the Annual Meeting of Shareholders to be held in 2015:

Nominee	For	Withheld	Broker Non-Votes
John E. Sztykiel	22,574,544	2,670,133	5,676,030
Kenneth Kaczmarek	24,158,242	1,086,435	5,676,030

Proposal 2, Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Abstain
30,644,879	221,250	54,578

Proposal 3, Approval of the Spartan Motors, Inc. Stock Incentive Plan of 2012:

For	Against	Abstain	Broker Non-Votes
20,564,120	4,439,971	240,586	5,676,030

Proposal 4, Advisory vote on the Company’s executive compensation:

For	Against	Abstain	Broker Non-Votes
23,851,126	761,985	631,566	5,676,030

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: May 24, 2012	By:	/s/ Joseph M. Nowicki
By: Joseph M. Nowicki Its: Chief Financial Officer